CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 Post–Effective Amendment No. 2 (File No. 333-179941) of Prosper Funding LLC and (File No. 333-179941-01) of Prosper Marketplace, Inc. of our reports dated March 18, 2013 relating to the financial statements of Prosper Funding LLC and Prosper Marketplace, Inc. included in their Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus which is a part of the Registration Statement.

 /s/ OUM & Co. LLP

San Francisco, California
April 24, 2013